                                                                    EXHIBIT 4.10

               SALEM COMMUNICATIONS CORPORATION a California corporation, as Issuer SALEM COMMUNICATIONS CORPORATION, a Delaware corporation, as
                                Successor Issuer

                                ATEP RADIO, INC.,
                               BISON MEDIA, INC.,
                            CARON BROADCASTING, INC.
                            CCM COMMUNICATIONS, INC.
                        COMMON GROUND BROADCASTING, INC.,
                     GOLDEN GATE BROADCASTING COMPANY, INC.,
                               INLAND RADIO, INC.,
                            INSPIRATION MEDIA, INC.,
                        INSPIRATION MEDIA OF TEXAS, INC.,
                              KINGDOM DIRECT, INC.
                      NEW ENGLAND CONTINENTAL MEDIA, INC.,
                   NEW INSPIRATION BROADCASTING COMPANY, INC.,
                               OASIS RADIO, INC.,
                                  ONEPLACE, LTD
                      PENNSYLVANIA MEDIA ASSOCIATES, INC.,
                                RADIO 1210, INC.,
                            SALEM MEDIA CORPORATION,
                        SALEM MEDIA OF CALIFORNIA, INC.,
                         SALEM MEDIA OF COLORADO, INC.,
                           SALEM MEDIA OF OHIO, INC.,
                          SALEM MEDIA OF OREGON, INC.,
                       SALEM MEDIA OF PENNSYLVANIA, INC.,
                           SALEM MEDIA OF TEXAS, INC.,
                          SALEM MEDIA OF VIRGINIA, INC.
                           SALEM MUSIC NETWORK, INC.,
                        SALEM RADIO NETWORK INCORPORATED,
                       SALEM RADIO REPRESENTATIVES, INC.,
                         SOUTH TEXAS BROADCASTING, INC.,
                             SRN NEWS NETWORK, INC.,
                            VISTA BROADCASTING, INC.,
                                  as Guarantors

                                       and

                        THE BANK OF NEW YORK, as Trustee
                                   -----------

                          SUPPLEMENTAL INDENTURE NO. 1

                           Dated as of March 31, 1999

                                       to

                                    INDENTURE

                         Dated as of September 25, 1997

               THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of March 31, 1999 (this "Supplemental Indenture No. 1"), is hereby entered into by and between SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Issuer"), SALEM COMMUNICATIONS CORPORATION, a Delaware corporation, as successor to be the Issuer (the "Successor Issuer"), the guarantors listed on the signature pages hereto (collectively, the "Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee (the "Trustee").

                                    RECITALS

               WHEREAS, the Issuer, the Successor Issuer, the Guarantors and the Indenture Trustee have executed and delivered an Indenture, dated as of September 25, 1997, providing for the issuance of 9.5% Senior Subordinated Notes due 2007 in the aggregate principal amount of $150,000,000 (the "Indenture" and together with this Supplemental Indenture No. 1, the "Supplemented Indenture");

               WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 31, 1999, between the Issuer and the Successor Issuer, Successor Issuer will be merged with and into the Issuer (the "Merger"), with the Successor Issuer as the surviving corporation; and

               WHEREAS, Section 801 of the Indenture provides that upon any merger (including the Merger) to which the Issuer is a party and in which the Issuer is not the surviving corporation, the successor corporation shall deliver to the Trustee a supplemental indenture containing specified terms; and

               WHEREAS, Section 901 of the Indenture provides, among other things, that without the consent of any Holders, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer and covenants in the Securities; and

               WHEREAS, in accordance with Sections 801(a)(vii) and 903 of the Indenture, the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this Supplemental Indenture No. 1 comply with and are permitted by the Indenture and that all conditions precedent provided in the Indenture relating to the Merger have been complied with; and

               WHEREAS, the Board Resolution condition has been satisfied, as evidenced by the unanimous written consent attached hereto as Exhibit A;

               NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other party:

                                    ARTICLE I

                       Relation to Indenture; Definitions

               SECTION 1.01. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

               SECTION 1.02. For all purposes of this Supplemental Indenture No. 1, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

                                   ARTICLE II

                            Assumption of Obligations

               SECTION 2.01. The Successor Issuer hereby expressly assumes all of the obligations, covenants and duties of the Issuer under the Securities and the Indenture, and, as hereby amended and supplemented, the Indenture shall remain in full force and effect.

               SECTION 2.02. Each Guarantor hereby confirms that its Guarantee shall apply to the obligations of the Successor Issuer under the Supplemented Indenture and the Securities.

                                   ARTICLE III

                                  Miscellaneous

               SECTION 3.01. This Supplemental Indenture No. 1 shall be construed in connection with and as a part of the Indenture.

               SECTION 3.02. The headings herein are for convenience only and shall not affect the construction thereof.

               SECTION 3.03. All covenants and agreements in this Supplemental Indenture No. 1 by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Supplemental Indenture No. 1 shall bind its successors, co-indenture trustees, if any, and agents.

               SECTION 3.04. In case any provision in this Supplemental Indenture No. 1 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 3.05. THIS SUPPLEMENTAL INDENTURE NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 3.06. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 3.07. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                            SALEM COMMUNICATIONS CORPORATION,
                                            a California corporation
                                            as Issuer



Attest  /s/ JONATHAN L. BLOCK               By: /s/ EDWARD G. ATSINGER III
      ----------------------------------        ------------------------------------------
        Jonathan L. Block                       Edward G. Atsinger III
        Secretary                               President and Chief Executive Officer



                                            SALEM COMMUNICATIONS CORPORATION,
                                            a Delaware corporation
                                              as Successor Issuer



Attest /s/ JONATHAN L. BLOCK                By: /s/ EDWARD G. ATSINGER III
      ----------------------------------        ------------------------------------------
       Jonathan L. Block                        Edward G. Atsinger III
       Secretary                                President and Chief Executive Officer



                                            THE BANK OF NEW YORK, a New York banking
                                            corporation
                                              as Trustee


                                            By /s/ MICHELE L. RUSSO
                                               -------------------------------------------
                                               Name:  Michele L. Russo
                                               Title:  Assistant Treasurer

                                     ATEP RADIO, INC.
                                     BISON MEDIA, INC.
                                     CARON BROADCASTING, INC.
                                     CCM COMMUNICATIONS, INC.
                                     COMMON GROUND BROADCASTING, INC.
                                     GOLDEN GATE BROADCASTING COMPANY, INC.
                                     INLAND RADIO, INC.
                                     INSPIRATION MEDIA, INC.
                                     INSPIRATION MEDIA OF TEXAS, INC.
                                     KINGDOM DIRECT, INC.
                                     NEW ENGLAND CONTINENTAL MEDIA, INC.
                                     NEW INSPIRATION BROADCASTING COMPANY, INC.
                                     OASIS RADIO, INC.
                                     ONEPLACE, LTD.
                                     PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                     RADIO 1210, INC.
                                     SALEM MEDIA CORPORATION
                                     SALEM MEDIA OF CALIFORNIA, INC.
                                     SALEM MEDIA OF COLORADO, INC.
                                     SALEM MEDIA OF OHIO, INC.
                                     SALEM MEDIA OF OREGON, INC.
                                     SALEM MEDIA OF PENNSYLVANIA, INC.
                                     SALEM MEDIA OF TEXAS, INC.
                                     SALEM MEDIA OF VIRGINIA, INC.
                                     SALEM MUSIC NETWORK, INC.
                                     SALEM RADIO NETWORK INCORPORATED
                                     SALEM RADIO REPRESENTATIVES, INC.
                                     SOUTH TEXAS BROADCASTING, INC.
                                     SRN NEWS NETWORK, INC.
                                     VISTA BROADCASTING, INC.
                                        as Guarantors


Attest  /s/ JONATHAN L. BLOCK          By: /s/ EDWARD G. ATSINGER III
      -------------------------------     -------------------------------------
        Jonathan L. Block                  Edward G. Atsinger III
        Secretary                          President and Chief Executive Officer

STATE OF CALIFORNIA   )
COUNTY OF VENTURA     )
CITY OF CAMARILLO     )


On the 30th day of March, 1999, before me, Janice Crawford, Notary Public, personally came Edward G. Atsinger III and Jonathan L. Block, personally known to me, to be the persons whose names are subscribed to the within instrument as President and Chief Executive Officer and Secretary, respectively, of Salem Communications corporation (CA), ATEP Radio, Inc., Bison Media, Inc., Caron Broadcasting, Inc., CCM Communications, Inc., Common Ground Broadcasting, Inc., Golden Gate Broadcasting Co., Inc., Inland Radio, Inc., Inspiration Broadcasting, Inc., Kingdom Direct, Inc., Oasis Radio, Inc., OnePlace, Ltd., Pennsylvania Media Associates, Inc., Radio 1210, Inc., Salem Media Corporation, Salem Media of California, Inc., Salem Media of Colorado, Inc., Salem Media of Ohio, Inc., Salem Media of Oregon, Inc., Salem Media of Pennsylvania, Inc., Salem Media of Texas, Inc., Salem Media of Virginia, Inc., South Texas Broadcasting, Inc., Vista Broadcasting, Inc., Salem Music Network, Inc., Salem Radio Network, Incorporated, Salem Radio Representatives, Inc., SRN News Network, Incorporated, NI Acquisition Corp., GG Acquisition Corp., Salem Communications Corporation (DE), the corporations described in and which executed the foregoing instrument; and that they signed their names thereto pursuant to authority of the Boards of Directors of such corporations.

WITNESS my hand and official seal.



/s/ JANICE CRAWFORD                            [NOTARY PUBLIC SEAL]
-----------------------------------

                                    EXHIBIT A


                     ACTION BY UNANIMOUS WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS

               The undersigned, constituting all of the members of the Board of Directors of the following corporations ("Corporation"), hereby take the following actions by written consent:


ATEP Radio, Inc.                                  Salem Communications Corporation, a Delaware
                                                  corporation

Bison Media, Inc.                                 Salem Media Corporation

Caron Broadcasting, Inc.                          Salem Media of California, Inc.

CCM Communications, Inc.                          Salem Media of Colorado, Inc.

Common Ground Broadcasting, Inc.                  Salem Media of Ohio, Inc.

Golden Gate Broadcasting Co., Inc.                Salem Media of Oregon, Inc.

Inland Radio, Inc.                                Salem Media of Pennsylvania, Inc.

Inspiration Media, Inc.                           Salem Media of Texas, Inc.

Inspiration Media of Texas, Inc.                  Salem Media of Virginia, Inc.

Kingdom Direct, Inc.                              Salem Music Network, Inc.

New England Continental Media, Inc.               Salem Radio Network, Incorporated

New Inspiration Broadcasting Co., Inc.            Salem Radio Representatives, Inc.

Oasis Radio, Inc.                                 South Texas Broadcasting, Inc.

OnePlace, Ltd.                                    SRN News Network, Inc.

Pennsylvania Media Associates, Inc.               Vista Broadcasting, Inc.

Radio 1210, Inc.


               WHEREAS, the Board of Directors of Salem Communications Corporation, a California corporation ("Salem California") and the Board of Directors of Salem Communications Corporation, a Delaware corporation ("Salem Delaware"), have carefully considered and approved the terms of the Agreement and Plan of Merger, pursuant to which Salem California will be merged with Salem Delaware and Salem Delaware will be the surviving corporation (the "Merger").

               WHEREAS, the consummation of the Merger requires the consent (the "Consent") of the parties to the Seventy Five Million Dollar ($75,000,000) Credit Agreement, dated September 25, 1997, by and among the Corporation's parent corporation, Salem Communications Corporation, a California corporation, The Bank of New York as Administrative Agent, Bank of America NT&SA as Documentation Agent and other Lenders party thereto with BNY Capital markets, Inc. as Arranger (the "Credit Agreement") and the assumption by Salem Delaware of Salem California's obligations under the Credit Agreement pursuant to an assumption agreement (the "Assumption Agreement").

               WHEREAS, the consummation of the Merger requires a supplemental indenture (the "Supplemental Indenture") as required by the terms of the Indenture, dated as of September 25, 1997, by and among Salem California, as Issuer, the Corporation, as Guarantors, and the Bank of New York, as Trustee (the "Indenture"), to provide, inter alia, for the assumption of the obligations of Salem California under the Indenture by Salem Delaware, and the confirmation of the Guarantors' guarantee under the Indenture (except for the guarantee of Salem Delaware).

               WHEREAS, the Board has determined that it is in the best interests of the Corporation to proceed with execution and implementation of the Consent, the Assumption Agreement and the Supplemental Indenture.

               NOW THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Consent, the Assumption Agreement and the Supplemental Indenture, in substantially the forms presented to and reviewed by the Board, and each of the transactions contemplated thereby, and the performance by the Corporation of all of its obligations pursuant thereto, be, and they hereby are, in all respects, authorized and approved.

               FURTHER RESOLVED that Edward G. Atsinger III in his capacity as President, Eric H. Halvorson in his capacity as Vice President, Dirk Gastaldo in his capacity as Vice President and Jonathan L. Block in his capacity as Secretary of the Corporation be, and each of them acting alone hereby is, authorized and empowered to execute and deliver or cause to be executed and delivered, in the name and on behalf of the Corporation, the Consent, the Assumption Agreement and the Supplemental Indenture on the terms and conditions presented to the Board, with such changes and modifications thereto as may be approved by the officer or officers executing the same, such approval to be conclusively evidenced by his or their execution and delivery thereof;

               FURTHER RESOLVED, that the foregoing officers of the Corporation be, and each of them acting alone hereby is authorized, empowered and directed to pay or cause to be paid all fees and expenses, to do or cause to be done all such acts or things and to make, file, execute, seal or deliver, or caused to be made, filed, executed, sealed or delivered, all such agreements, documents, instruments, payments, applications and certificates in the name of and on behalf of the Corporation and under its corporation seal or otherwise as such, in his discretion, may deem necessary or advisable to carry out and perform the Consent, the Assumption Agreement and the Supplemental Indenture and to consummate any and all of the transactions contemplated by such documents.

               IN WITNESS WHEREOF, this unanimous written consent has been executed by each of the Directors of the Corporation as of the 31st day of March, 1999.

                                            /s/ EDWARD G. ATSINGER III
                                            -------------------------------
                                            Edward G. Atsinger III


                                            /s/ STUART W. EPPERSON
                                            -------------------------------
                                            Stuart W. Epperson